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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael W. Wright, David L. Boehnen and John P. Breedlove, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-4, and any and all amendments (including post-effective amendments) thereto, relating to the exchange and issuance of new registered debt securities (7 7/8% Notes due 2009 and 7 5/8% Notes due 2004) of SUPERVALU INC. for previously issued unregistered debt securities (7 7/8% Notes due 2009 and 7 5/8% Notes due
2004) of SUPERVALU INC., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed on the 13th Day of October, 1999 by the following persons:


    /s/   Michael W. Wright             /s/    Carol F. St. Mark
    --------------------------          -----------------------------
    Michael W. Wright                   Carol F. St. Mark

    /s/ Susan E. Engel                  /s/ Steven S. Rogers
    --------------------------          -----------------------------
    Susan E. Engel                      Steven S. Rogers

    /s/ Richard L. Knowlton             /s/ Harriet Perlmutter
    --------------------------          -----------------------------
    Richard L. Knowlton                 Harriet Perlmutter

    /s/ Charles M. Lillis               /s/ Lawrence A. Del Santo
    --------------------------          -----------------------------
    Charles M. Lillis                   Lawrence A. Del Santo

    /s/ Edwin C. Gage                   /s/ Garnett L. Keith, Jr.
    --------------------------          -----------------------------
    Edwin C. Gage                       Garnett L. Keith, Jr.

    /s/ William A. Hodder
    --------------------------
    William A. Hodder